EXHIBIT 10.1
                           ---------------------

UNION BANK
INTERNATIONAL SERVICES
FOREIGN TRADE DEPARTMENT
[ ] P.O. Box 3100, Los Angeles, CA 90051
[ ] P.O. Box 45510, San Francisco, CA 94145
LETTER OF CREDIT NUMBER:              ____________________
EXPIRATION DATE:  April 2, 1997

APPLICATION FOR IRREVOCABLE STANDBY LETTER OF CREDIT
Date:  March 21, 1996

LETTER OF CREDIT TO BE    [ ] AIR MAIL [ ] SHORT  [ ] FULL DETAIL
TRANSMITTED AS INDICATED  [ ] COURIER      TELEX      TELEX
[ ] TRANSFERABLE  [ ] REVOLVING

BANK USE ONLY       APPLICANT NUMBER: ____________________
                    COUNTRY CODE:     ____________________
                    AT:  1-COUNTRY OF BENEFICIARY
                         2-OUR COUNTRY

APPLICANT:    Simpson Manufacturing Co., Inc. and
              Simpson Strong-Tie International, Inc.
              4637 Chabot Drive, Suite 200
              Pleasanton, CA 94588-0789

BENEFICIARY:  Barclays Bank PLC
              Colmore Row Business Centre
              P.O. Box 34
              Colmore Row, Birmingham  U.K.

BANK USE ONLY       ADVISING BANK NUMBER: ______________________
                    AMOUNT CODE:          ______________________
                    AMOUNT:               200,000 pound sterling

BANK USE ONLY

CREDIT AVAILABLE WITH [1-ADVISING BANK; 2-FREELY NEGOTIABLE;
2-OURSELVES] BY [1-PAYMENT; 2-ACCEPTANCE; 3-NEGOTIATION]

DRAFT(S) DRAWN ON [1-APPLICANT; 2-OURSELVES; 3-ADVISING
BANK; 4-REIMBURSING BANK]

PARTIAL DRAWING 1[ ]PROHIBITED 2[X]PERMITTED 3[ ]SEE BELOW 4[ ]N/A CREDIT AVAILABLE BY YOU DRAFT(S) AT SIGHT ACCOMPANIED BY THE FOLLOWING

Amendment to LC# 715LCS703657
Change expiration date to April 2, 1997 from April 2, 1996.

This application is subject to the Arbitration Agreement attached hereto and incorporated by reference herein.
/s/TF
/s/SL

We agree to pay you in advance a commission of 1.25% per annum, plus $100.00 opening, and 1/8%(minimum $50.00) for any payment under this credit. We also agree to pay you in advance an amendment fee of STD % per annum, plus $50.00, for an extension of validity and/or any increase in the amount of the credit in any event. We agree to pay you all charges or expenses including attorney's fees paid or incurred by you in connection therewith and interest where chargeable as provided herein. We authorize you to charge our account for all charges and expenses, including commissions and fees.

Furthermore, the application shall include revisions of the terminology set forth above as you (the Bank) deem necessary.

NOTE: the opening of this credit is subject to the terms and conditions as set forth in the Standby Letter of Credit Agreement appearing on the reverse hereof to which we agree and, if our continuing agreement is lodged with you, subject to the terms and provisions set forth therein.

NAME OF FIRM:       Simpson Manufacturing Co., Inc. and
                    Simpson Strong-Tie International, Inc.

TELEPHONE NUMBER:  (510)460-9912

ACCOUNT NUMBER:    Invoice Client

AUTHORIZED SIGNATURES:  /s/THOMAS J FITZMYERS
                        Thomas J. Fitzmyers, President

AUTHORIZED SIGNATURES:  /s/STEVE LAMSON
                        Steve Lamson, CFO

BANK USE ONLY

LETTER OF CREDIT RISK GRADE:     ____________________________
PURPOSE CODE:                    ____________________________
FUNDING PROBABILITY:             ____________________________
SIC CODE:                        ____________________________
TYPE CODE:                       ____________________________
COLLATERAL CODE:                 ____________________________
COLLATERAL AMOUNT:               ____________________________
NET AMOUNT U.B. DEPOSIT-SECURED: ____________________________
TOTAL U.B. LIABILITY:            ____________________________
ACCOUNT OFFICER APPROVAL:        ____________________________
SENIOR ACCOUNT EXECUTIVE/RVP:    ____________________________
LOAN ADMINISTRATOR:              ____________________________
OFFICE NUMBER:                   ____________________________

VERBAL APPROVAL

NAME: ____________________
DATE: ____________________
NAME: ____________________
DATE: ____________________



                  STANDBY LETTER OF CREDIT AGREEMENT

The undersigned ("Customer") will apply and instruct Union Bank ("Bank") to issue Standby Letters of Credit ("Credit") to designated beneficiaries for the account of Customer. This Standby Letter of
Credit Agreement ("Agreement") sets forth the rights and obligations of Customer and Bank.
     1.  TERMS. As used in the Agreement, terms shall be defined as follows:
     "Advance" means disbursement of funds to a beneficiary of any Credit upon presentation of documents and if not immediately repaid by Customer such advance shall constitute a loan of money by Bank to Customer.
     "Application" means the application on the reverse side hereof as well as any written, telephonic, or oral request or instruction by Customer to Bank concerning the issuance or modifications of letters of credit issued pursuant to this Agreement.
     "Beneficiary" means any person entitled under the terms of any Letter of Credit issued pursuant to this Agreement to draw or demand payment.
     "Customer" means the undersigned party, parties or entity executing this Agreement. If more than one party executes this Agreement, they shall be jointly and severally liable for all charges hereunder and each Customer(s) shall have the right and authority to (1) clear and resolve any questions of non-compliance of document s; (2) give any instructions as to acceptance or rejection of any documents or goods; (3) execute any and all indemnities and delivery order (s); (4) grant any extensions of the maturity of, time of payment for, or time of presentation of , any drafts, acceptances or documents; and (5) agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the terms of this letter of credit application, the letter (s) of credit issued hereunder and drafts or acceptances created in connection herewith. Each Customer(s) hereby authorizes Bank to comply with and honor the advice, given verbally or in writing, of Customer (s)' agents or representatives as to any actions to be taken by Bank regarding this Application or the letter(s) of credit and/or other documents issued or created in connection herewith.
     "Credit" means any letter of credit issued by Bank substantially in accordance with the Application therefor, and includes any amendments of such letter made by Bank with Customer's written or oral consent.
     "Draft" means any bill of exchange, draft, acceptance or other written order or demand for the payment of money, whether negotiable or not, and includes a receipt or other document(s) against presentation, of which payment is required to be made under the Credit, even if unaccompanied by a bill of exchange.
     "Uniform Customs and Practice" means the Uniform Customs and practice for Documentary Credit (1983 Revision), International Chamber of Commerce Publication No. 400, and any subsequent revisions thereof approved by a Congress of the International Chamber of Commerce and adhered to by Bank.
     2. OBLIGATION OWED BANK. The undersigned promises to pay Union Bank the principal amount of each advance together with interest due thereon at the rate of five (5) percent per annum in excess of Union Bank's Reference Rate of interest , which is that rate of interest as announced by Bank at its Corporate Headquarters as its Reference Rate and which shall vary concurrently with any change in such rate. Each such advance shall be due and payable immediately the making of the advance, except that if the following blank has been completed and initialed by Bank and Customer, then each such advance shall mature 30 (Bank Officer: /s/MD ; Customer: /s/SL) days following the date of such advance, and, if requested by Bank, the undersigned shall execute a promissory note to further evidence such obligation. During the term of any Credit issued hereunder but prior to any actual drawing by any Beneficiary, such Credit is the contingent liability of Customer in the entire maximum principal amount of such Credit together with interest and costs due thereon, until such Credit expires in conformity with its terms.
     So long as any undisbursed portion remains available to Beneficiary, the undersigned promises to pay a commitment fee of N/A percent of the undisbursed portion payable N/A (quarterly/semiannually/annually) in advance, with no refund owed in the event the commitment expires, is reduced, or is modified during such period.
     3. IRREVOCABLE COMMITMENT. Customer understands that any Credit issued pursuant to this Agreement is the direct obligation of Bank established by Customer in favor of Customer's designated Beneficiaries of any Credit. Once established, such Credit is irrevocable and is not subject to recall, stop payment, and any claim or demand by Customer to stop payment thereunder is void and of no effect.
     4. LIMITED BANK INVOLVEMENT. The Beneficiaries are deemed Customer's agents or suppliers and Customer assumes all risks of their acts or omissions. Bank has made no representations regarding the underlying transactions between Customer and Beneficiaries and except for the issuance of the Credit is not otherwise connected with the transactions to which the Credit pertains. Drawings made hereunder are initiated by the presentation to Bank of certain documents designated in this Agreement and Bank is under no duty to investigate any fact relating to the transactions to which such documents pertain. Neither Bank nor its correspondents shall be responsible for the validity, sufficiently or genuiness of documents, even if such documents should in fact prove to be invalid, insufficient, fraudulent or forged. Bank and its correspondents are not responsible for the solvency of any party issuing any documents in connection with this Agreement or any Credit.
     5. SECURITY INTEREST AND DEFAULT. Customer agrees at any time and from time to time, on demand, to deliver, convey, transfer, or assign to Bank as security for any and all of Customer's obligations hereunder, as well as any other obligation which may now or hereafter be owed by Customer to Bank, security of a value and character satisfactory to Bank. Customer agrees that any property belonging to Customer which comes into Bank's possession whether expressly as security or for safekeeping or otherwise, including any items received for collection or transmission and the proceeds thereof, whether or not such property is in whole or in part released to Customer on trust or bailee receipt is security for each and all such Customer obligations owed Bank and Customer hereby grants to Bank a security interest in all such property for purposes of securing all such obligations.
     Customer agrees that upon his failure to keep a margin with Bank at all times satisfactory to Bank, or upon the making by Customer of any assignment for the benefit of creditors, or upon the filing of any voluntary or involuntary petition in bankruptcy by or against Customer, or upon the application for the appointment of a receiver of any of Customer's property, or upon any act of bankruptcy or state of insolvency of Customer, or if Bank in good faith deems itself insecure at any time, or upon death of Customer, all of such obligations and liabilities shall become and be immediately due and payable without demand or notice, not withstanding any Credit or time allowed to him or Customer or any instrument evidencing any such obligation or otherwise; and Customer; and Customer, as to property in which he may have any interest, expressly authorizes Bank in any such event, or upon Customer's failure to pay any of such obligations or liabilities when they shall become or be made due, to sell all such property arrived at in accordance with the California Commercial Code and to apply the net proceeds of such sale to the payment of all Customer's obligations to Bank, however arising.
     Bank's rights specified in this Agreement are in addition to any created by statute or rule of law. Bank is expressly given the right to execute and file and record endorsements, assignments, financing statements, and other instruments in the name of Customer with respect to documents, property and interests relative to the Credit or any property of Customer in which Bank has a security interest which may at any time come into the possession of Bank under the Credit or by virtue of this Agreement.
     Customer agrees to pay all expenses, filing fees, and charges for legal services incurred in connection with the perfection or enforcement of Bank's rights and security interests hereunder as well as any expense incurred regarding any collateral.
     6. UNIFORM CUSTOMS AND PRACTICES. Unless provided to the contrary by this Agreement, Bank and any of its correspondents may accept documents or any changes which comply with the provisions, definitions, interpretations and practices in effect at the time of execution hereof and contained in the "Uniform Customs and Practices for Documentary Credits Fixed by the Congress of the International Chamber of Commerce," as revised and amended from time to time.
     7. NO WAIVER. Failure or delay on the part of Bank to exercise or enforce any of its rights hereunder, or to require strict compliance with the terms hereof in one or more instances shall not constitute a waiver of such rights. None of such rights are waived unless in writing signed by Bank and, unless expressly stated, no such waiver shall be effective as to any transaction which occurs after the date of such waiver nor any as to the continuance of any breach after such date.
     8. INDEMNIFICATION FOR COSTS. Customer does indemnify and save Bank harmless against all loss or damages in connection with this Agreement and each Credit and all related costs, charges and expenses and all actions or suits, including but not limited to any action by Customer or others to enjoin any payment under the Credit by Bank, whether groundless or otherwise, including court costs and reasonable charges for attorney's fees. In the event any action is brought by Customer or by others to enjoin any payment under the Credit, Customer shall promptly deposit with Bank a sum equal to the amount of the subject payment and Customer hereby grants to Bank a first security interest in said deposit account.
     From time to time Customer may give verbal applications, requests or instructions over the telephone or in person to Bank in connection with the issuance, amendment, renewal, termination or payment of a Standby Letter of Credit. Bank shall be entitled to rely on the authority of Customer making the verbal communication whether so authorized or not.
     Customer agrees to confirm such verbal applications, requests or instructions in writing within 24 hours, but whether or not confirmed in writing, customer's "Indemnify and Hold Harmless" to Bank shall remain effective. Customer agrees to reimburse Bank for any losses and charges made against it in connection with this Agreement and caused by the reevaluation or fluctuations in the exchange rate of any currency whether United States or any other.
     If any change in any law or regulation or in the interpretation thereof by any court or administrative or government authority charged with the administration thereof shall either (I) impose, modify or deem applicable any reserve, special deposit or similar requirement against letters of credit issued by, or assets held by, or deposits in or for the account of Bank, or (ii) impose on Bank any other condition regarding this Agreement or the Credit, and the result of any event referred to in the preceding clause (I) or (ii) shall be to increase the cost to Bank of issuing or maintaining the Credit (which increase in cost shall be determined by Bank's reasonable allocation of the aggregate of such cost increases resulting from such events), then, upon demand by Bank, Customer shall immediately pay to Bank, from time to time as specified by Bank, additional amounts which shall be sufficient to compensate Bank for such increased cost, together with interest on each such amount from the date demanded until payment in full thereof at the rate provided in Section 2 above. A certificate as to such increased cost incurred by Bank as a result of any event set forth above shall by submitted by Bank to Customer, which shall reasonably reflect the costs incurred by Bank and shall be verifiable. Absent manifest error, Customer agrees to pay the amount so certified, pending verification made at the expense of Customer.
     9.  ATTORNEY'S FEES. In the event suit is brought by either Bank or Customer to enforce its rights hereunder, the prevailing party shall be entitled to receive its attorney's fees and cost incurred in connection with such litigation.
     10. SUCCESSOR ENTITIES. If Customer is a partnership, this Agreement shall continue in force, notwithstanding any change in the membership or the incorporation of the firm, but shall be binding in favor of Bank upon the persons or the corporation carrying on business in succession to the original Customer entity as well as the undersigned.
     11. NOTICES. Notices to Customer by Bank shall be in writing, delivered to Customer in hand or sent to the last known address of Customer by mail, telegraph, telex or other public means of communication; and shall be considered to have been made or given at the time of such delivery or leaving or of such mailing or otherwise sending by public means of communication.
     This Agreement is without limitation as to duration or amount and Bank may continue to act hereunder until such time as it shall receive written notice of its withdrawal, which notice will not in any way effect any Credit theretofore issued or any obligations theretofore incurred to Bank hereunder.
     12. NONASSIGNABLE. The obligations of this Agreement shall bind the heirs, executors, administrators, successors and assigns of Customer and all rights of Bank are extended to its successors and assigns. No assignment of Customer's rights under this Agreement is possible without the prior written consent of Bank.
     13. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California, United States of America.

Simpson Manufacturing Co., Inc. and
Simpson Strong-Tie International, Inc.
AUTHORIZED CUSTOMER SIGNATURE  /s/THOMAS J FITZMYERS, President

Simpson Manufacturing Co., Inc. and
Simpson Strong-Tie International, Inc.
AUTHORIZED CUSTOMER SIGNATURE  /s/STEVE LAMSON, CFO


                        ARBITRATION AGREEMENT
         (Commercial Transaction Not Secured By Real Property)
                             ADDENDUM A

(a) Claims or Controversion Subject to Arbitration. Any claim or controversy between or among the parties to this agreement (collectively,) the "Parties" and Individually, a "Party") which arises out of or relates to (I) that certain Application for Irrevocable, [/s/TF, /s/SL] dated March 21, 1996, executed by Simpson Manufacturing Co., Inc. *Standby Letter of Credit and Standby Letter Agreement in favor of Union Bank (Bank"), any extensions, renewals, amendments, substitutions or replacements thereof, and any related guaranty, subordination agreement, security agreement or any other related agreement or instrument (collectively, the "Subject Documents"), (ii) any negotiations, correspondence or communications relating to any of the Subject Documents, whether or not incorporated into the Subject Documents or any indebtedness evidenced thereby, (iii) the administration or management of the Subject Documents or any indebtedness evidenced thereby or (iv) any alleged agreements, promises, representations or transactions in connection therewith, including but not limited to any claim or controversy which arises out of or is based upon an alleged tort, shall at the written request of any Party, be determined by binding arbitration. The arbitration shall be conducted in accordance with Title 9 of the California Code of Civil Procedure Sections 1280 at seq. (the "California Arbitration Act") and under the Commercial Rules of the American Association (the "AAA"). In connection with such arbitration, the Parties hereby expressly, intentionally and deliberately waive any right they may otherwise have to trial by jury of such claim or controversy.
(b) Selection of Arbitrator. Within thirty (30) days after written demand, or within thirty (30) days after commencement by any Party of any lawsuit subject to this agreement, a single neutral arbitrator will be selected pursuant to the Commercial Rules of the AAA. However, the arbitrator selected must be a retired state or federal court judge with at least five years of judicial experience in civil matters. In the event that the selection pursuant to the Commercial Rules of the AAA does not result in the appointment of a single neutral arbitrator within thirty (30) days, any such Party may petition the court to appoint such an arbitrator. The Parties shall equally bear the fees and expenses of the arbitrator unless the arbitrator otherwise provides in the award.
(c) Powers of and Limitations on the Arbitrator. The arbitrator shall have the powers provided by the California Arbitration Act and the Commercial Rules of the AAA except as provided in this agreement, including without limitation the following:
     (1) The arbitrator shall determine all challenges to the legality and/or enforceability of this agreement.
     (2) The arbitrator shall apply the rules of evidence to the same extent as they would be applied in a court of law.
     (3) The arbitrator shall give effect to all legal and equitable defenses in determining any claim or controversy, including without limitation statutes of limitation, the statute of frauds, waiver and estoppel.
     (4) A Party may not conduct discovery unless the arbitrator grants such Party leave to do so upon a showing of good cause. All discovery shall be completed within ninety (90) days after the appointment of the arbitrator. The arbitrator shall limit discovery to non-privileged material that is relevant to the issues to be determined by the arbitrator.
     (5) The AAA shall determine the time of the hearing and shall designate its location from among the cities of San Francisco, Los Angeles and San Diego based upon the convenience of the arbitrator, the Parties and the witnesses. However, such hearing shall be commenced within thirty (30) days after completion of discovery, unless the arbitrator grants a continuance upon a showing of good cause by any Party. At least seven (7) days before the date set for such hearing, the Parties shall exchange copies of exhibits to be offered as evidence, and lists of the witnesses who will testify, at such hearing. Once commenced, the hearing shall proceed day to day until completed, unless the arbitrator grants a continuance upon a showing of good cause by any Party. Any Party may cause to be prepared, at its expense, a written transcription or electronic recordation of such hearing.
     (6) Any award by the arbitrator shall be set forth in a written decision supported by written findings of fact and conclusions of law which the arbitrator shall deliver concurrently to the Parties.
     (7)  The award of the arbitrator may include equitable relief.
     (8) The arbitrator may not award punitive damages unless the arbitrator first makes written findings of fact that would satisfy the requirements for recovery of punitive damages under California law. An such award of punitive damages shall not exceed a sum equal to twice the amount of actual damages as determined by the arbitrator.
     (9) The arbitrator shall have the power to award reasonable attorneys' fees (including a reasonable allocation for the costs of in-house counsel) and costs to the prevailing party.
     (10) The provisions of California Civil Code Sections 47 at seq. shall apply to the arbitration to the same extent as they would apply to a judicial proceeding subject to such provisions.
     (11) The laws of the State of California shall govern the arbitration pursuant to this agreement.
(d) Provisional Remedies, Self-Help and Foreclosure. No provision of this agreement shall limit the right of any Party (I) to exercise any self-help remedies, (ii) to foreclose upon or sell any collateral, by power of sale or otherwise, or (iii) to obtain or oppose provisional or ancillary remedies from a court of competent jurisdiction before, after or during the pendency of the arbitration. The exercise of, or opposition to, any such remedy does not waive the right of any Party to arbitration pursuant to this agreement If any obligation under any Subject Document is or becomes secured by an interest in real property, then no claim or controversy shall be submitted to arbitration without the consent of the Parties. If the Parties do not consent to such submission, then the claim or controversy shall be determined by a judicial action in which all decisions of fact and law shall, at the request of any Party, be referred to a referee in accordance with California Code of Civil Procedure Sections 638 at seq. The referee shall be selected pursuant to the provisions of paragraph (b) of this agreement and shall have the powers conferred upon a arbitrator by paragraph (c) of this agreement. Judgment upon the award rendered by such referee shall be entered in the court in which such judicial action was commenced in accordance with California Code of Civil Procedure Sections 644 and 645.
(e) Miscellaneous. Judgment upon the award of the arbitrator may be entered in any court of competent jurisdiction. In the event that multiple claims are asserted, some of which are found not subject to this agreement, the Parties agree to stay the proceedings of the claims not subject to this agreement until all other claims are resolved in accordance with this agreement. In the event that claims are asserted against multiple parties, some of whom are not subject to this agreement, the Parties agree to sever the claims subject to this agreement and resolve them in accordance with this agreement. In the event that any provision of this agreement is found to be illegal or unenforceable, the remainder of this agreement shall remain in full force and effect. The laws of the State of California shall govern the interpretation of this agreement. This agreement fully states all of the terms and conditions of the Parties' agreement regarding the matters mentioned in, or incidental to, this agreement. This agreement supersedes all oral negotiations and prior writings concerning the subject matter of this agreement.

UNION BANK

BY:  /s/MICHAEL DEVERY
     Michael Devery
     Credit Officer

SIMPSON MANUFACTURING CO., INC.

BY:  /s/STEVE LAMSON
     Steve Lamson, CFO

BY:  /s/THOMAS J FITZMYERS
     Thomas J Fitzmyers, President